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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                            Date:  August 13, 1999


                                DIRECTCOM, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


               02-22475                              22-2942013
        (Commission File No.)            (IRS Employer Identification No.)
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                           3 Garrett Mountain Plaza
                                  Suite 202A
                        West Paterson, New Jersey 07424
                   (Address of principal executive offices)
                                  (Zip Code)

                                (973) 523-2500
             (Registrant's telephone number, including area code)
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ITEM 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.
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         (a) Effective as of August 9, 1999, Registrant retained the services of
             Thompson Dugan, PC ("Thompson") as Registrant's certifying accountant for the performance of accounting and financial reporting services.  Thompson replaces PricewaterhouseCoopers LLP
             ("PWC"), the firm that served as the independent accountants of
             Registrant as of and for the years ended December 31, 1997 and
             1998. Registrant's decision to dismiss PWC was a result of
             Registrant's decision to reduce its auditing costs.

         (b) The reports of PWC on Registrant's consolidated financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principals.

         (c) In connection with PWC's audits for the years ended December 31, 1997 and December 31, 1998, and the interim period through its date of dismissal on August 9, 1999, there have been no disagreements on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC, would have caused it to make reference thereto in its reports on the Registrant's financial statements for such years.

         (d) Attached as Exhibit 16 to this Report is a copy of the letter from PWC concurring with the statements in paragraphs (a)-(c) above.

         (e) A decision to change the principal independent accountant was approved by Registrant's Board of Directors.


ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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         (c) Exhibits.

         16  PricewaterhouseCoopers letter dated August 12, 1999.


                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 DIRECTCOM, INC.
                                                 (Registrant)



                                                 By: /s/ Nicholas Robinson
                                                    -------------------------
                                                     (Signature)
                                                     Name:  Nicholas Robinson
                                                     Title: President